Paul Hastings LLP

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San Francisco, CA 94111

telephone (415) 856-7000

facsimile (415) 856-7100

www.paulhastings.com

1(415) 856-7007

davidhearth@paulhastings.com

May 14, 2024

VIA EDGAR

TCW Funds, Inc.

515 South Flower Street

Los Angeles, California 90071

Re:	TCW Funds Inc. - File No. 333-278281

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the TCW Funds, Inc. (the “Registrant”), as shown in the Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-14.

Very truly yours,

/s/ David A. Hearth

David A. Hearth

for PAUL HASTINGS LLP